Exhibit 1.1

GWG HOLDINGS, INC.

220 South Sixth Street Suite 1200

Minneapolis, Minnesota 55402

August 31, 2015

Emerson Equity LLC

155 Bovet Rd. Suite 725

San Mateo, CA 94402

RE: Managing Broker-Dealer Agreement

Ladies and Gentlemen:

This letter confirms and comprises the agreement (the “Agreement”) between GWG Holdings, Inc., a Delaware corporation (the “Company”), and Emerson Equity LLC, a California limited liability company (the “Managing Broker-Dealer”), regarding the offering and sale (the “Offering”) of up to $100,000,000 of Redeemable Preferred Stock (the “Preferred”) of the Company to be sold pursuant to a Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission (the “SEC”), as the same is later declared effective by the SEC and as it may be amended and supplemented from time to time (SEC File No. 333-206626, the “Registration Statement”). The prospectus that forms a part of the Registration Statement is hereinafter referred to as the “Prospectus.” References to the Registration Statement include all exhibits to the Registration Statements and any documents incorporated into the Registration Statement by reference.

Capitalized terms used herein and not otherwise defined herein shall have the same meaning as described in the Registration Statement.

1.            Appointment of Managing Broker-Dealer.

1.1          On the basis of the representations and warranties and covenants herein contained, and subject to the terms and conditions set forth herein and in the Prospectus, the Company hereby appoints the Managing Broker-Dealer as its exclusive agent for purposes of offering and selling the Preferred pursuant to the Registration Statement and upon the terms and conditions set forth herein, including without limitation compliance and conformity with Accepted Preferred Practices; and the Managing Broker-Dealer hereby accepts such exclusive appointment and agrees to use its best efforts as such agent to offer and sell the Preferred to Investors until the later of the termination of the Offering or the sale of all of the Preferred, or until the termination of this Agreement, if earlier. In connection with the offer and sale of the Preferred under this Agreement, the Managing Broker Dealer will carry out the duties provided for herein and as described in the Prospectus as being carried out by the Managing Broker-Dealer. The Managing Broker-Dealer is exclusively authorized to enlist as soliciting dealers other members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and other authorized agents appointed by the Managing Broker-Dealer (collectively, the “Soliciting Dealers”) to offer and sell the Preferred, subject to Section 4.1.

1.2         It is understood that no sale of the Preferred shall be regarded as effective unless and until the Company shall have accepted a subscription or DTC order for such Preferred in the manner prescribed in the prospectus. The Company reserves the right in its sole discretion to accept or reject any subscription or order for Preferred as described in the prospectus. The Preferred will be offered during a period commencing on the effectiveness of the Registration Statement, and continuing thereafter until the earlier of (i) the date that $100,000,000 in the Preferred shall have been sold or (ii) the date on which the Company, in its sole and absolute discretion, terminates the Offering (as applicable, the “Offering Termination Date”).

1.3         The following capitalized terms shall have the meanings set forth below:

(a)            “Accepted Preferred Practices” means, as applicable to the context in which this term is used, those procedures and practices with respect to the offering, marketing and selling the Preferred that: (i) meet at least the same demonstrable standards that the Managing Broker-Dealer or any Soliciting Dealer would follow in exercising reasonable care in offering, marketing and selling similar publicly offered securities; (ii) comply with all Governmental Rules; and (iii) comply with the provisions of this Agreement.

(b)            “Governmental Rules” means any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, policy, binding decision or guideline of any governmental agency, court or authority.

2.            Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Managing Broker-Dealer that:

2.1          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification and in which the failure to be qualified or in good standing would be expected to have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and has all requisite authority to enter into this Agreement.

2.2          The Preferred will have been registered with the SEC upon the effectiveness of the Registration Statement. So far as is under the control of the Company, the Preferred will be offered and sold consistent with the description contained in the Prospectus.

2.3          The Company shall provide to the Managing Broker-Dealer and to Soliciting Dealers for delivery to offerees and purchasers and their representatives the information and documents that the Company deems appropriate, or that the Managing Broker-Dealer or any Soliciting Dealer reasonably requests to comply with all laws, rules, regulations and judicial and administrative interpretations in all jurisdictions in which the Preferred are offered and sold.

2.4          Except as disclosed in the Prospectus, no defaults exist in the due performance and observance of any material obligation, term, covenant or condition of any agreement or instrument to which the Company is a party or by which it is bound.

2

2.5          The holders of the Preferred (the “Holders”) will have the rights set forth in the Prospectus.

2.6          This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) any indenture, mortgage, deed or trust, voting trust agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary or their respective properties may be bound; (ii) the certificate of incorporation or bylaws of the Company; or (iii) any applicable law, order or Governmental Rule, except in any case for any breach, violation or default that would not have a Material Adverse Effect and no consent, approval, authorization or order of any court or governmental agency or body or under any Governmental Rules has been or is required by the Company for the performance of this Agreement or the consummation of the transactions contemplated hereby (except as may be required under the Securities Act, as defined below, or from FINRA).

2.7          The Registration Statement, in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the SEC under Rule 424 under the Securities Act of 1933 (the “Securities Act”), complied and will comply with the provisions of the Securities Act, and did not and will not at any such times contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that this representation and warranty does not apply to any statements in, or omissions from the Managing Broker-Dealer Disclosure Statements (as defined in Section 5.6 below), in the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto.

2.8          The Preferred has been duly authorized for issuance and sale pursuant to the Prospectus and this Agreement and, when issued and delivered against payment therefor in accordance with the terms of the Prospectus and this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with the terms of the Preferred as set forth in the Certificate of Designation for the Preferred and described in the Prospectus, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

2.9          There is no material action, suit or proceeding pending or, to the knowledge of the Company, threatened, to which the Company is a party, before or by any court or governmental agency or body which adversely affects the Offering.

3

3.            Covenants of the Company. The Company hereby agrees that:

3.1          The Company will notify the Managing Broker-Dealer promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed, and of any request by the SEC for any post-effective amendment or supplement to the Registration Statement or Prospectus. In addition, the Company will prepare and file with the SEC, promptly upon the Managing Broker-Dealer’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Managing Broker-Dealer’s opinion may be reasonably necessary or advisable in connection with the Offering or the Preferred. The Company will also provide promptly to the Managing Broker-Dealer copies of any correspondence received from the SEC and advance copies of any correspondence to the SEC (which the Managing Broker-Dealer shall have the right to provide comments to). The Company will provide the Managing Broker-Dealer with an advance copy of any the Registration Statement (including any amendment or supplement thereto), and provide the Managing Broker-Dealer with the opportunity to provide comments to any such filings.

3.2          The Company will advise the Managing Broker-Dealer, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Preferred for offering or sale in any jurisdiction, or of the initiation or receipt of any specific threat of any proceeding for any such purpose, and will use commercial reasonable efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible.

3.3          Within the time during which a Prospectus relating to the Preferred is required to be delivered under the Securities Act, the Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act as promptly as possible, so far as necessary to permit it the continuance of sales of or dealings in the Preferred as contemplated by the provisions hereof and the Prospectus. If, during the longer of such period or the term of this Agreement, any event or change occurs that is material to the Offering or that causes any of the representations and warranties of the Company contained herein to be untrue in any material respect, or as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if, during such period, it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, then the Company will promptly notify the Managing Broker-Dealer, and, if necessary, will amend the Registration Statement or supplement the Prospectus (at the sole expense of the Company) so as to correct such statement or omission or effect such compliance.

3.4          The Company will furnish to the Managing Broker Dealer copies of the Registration Statement, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Managing Broker-Dealer may from time to time reasonably request.

3.5          If at any time any event occurs as a result of which the Registration Statement would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly in writing notify the Managing Broker-Dealer thereof, promptly prepare an amendment to the Registration Statement correcting such statement or omission, and promptly deliver to Managing Broker-Dealer as many copies of such amended Registration Statement as Managing Broker-Dealer may reasonably request

4

3.6          The Company will deliver to the Managing Broker-Dealer one copy of each report furnished to the Holders at the time that such reports are furnished to the Holders, and such other information concerning Preferred as may reasonably be requested.

3.7          The Company shall use reasonable efforts in taking all necessary action and filing all necessary forms and documents deemed reasonable by it in order to qualify or register Preferred for offer and sale under the securities laws of the jurisdictions in which the Managing Broker-Dealer is intending to offer the Preferred. Notwithstanding the foregoing, the Company may in its sole discretion elect not to qualify or register Preferred in any jurisdiction in which it deems the qualification or registration unwarranted for any reason. The Company or its counsel shall inform the Managing Broker-Dealer as to the jurisdictions in which the Preferred have been qualified for sale or are exempt under the respective laws of those jurisdictions. The Company will, at the Managing Broker-Dealer’s request, furnish the Managing Broker-Dealer with copies of all material documents and correspondence sent to or received from such jurisdictions (including, but not limited to, summaries of telephone calls and copies of facsimiles or emails) and will promptly advise the Managing Broker-Dealer as soon as the Company obtains knowledge thereof to the effect that the Preferred is qualified for offering and sale in each such jurisdiction. The Company will promptly advise the Managing Broker- Dealer of any request made by the securities administrators of each such jurisdiction for revising the Registration Statement or the Prospectus or for additional information or of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its commercially reasonable efforts to prevent the issuance of any such order and if any such order is issued, to obtain the removal thereof as promptly as possible.

3.8          In addition to and apart from the Prospectus, the Company may use certain supplemental sales material in connection with the offering of the Preferred. This material, prepared by the Company, may consist of sales literature, advertising, or presentations highlighting and explaining various features of the Offering or the Company. Any such sales literature shall be approved by the Managing Broker-Dealer and, to the extent required or otherwise determined by the Managing Broker-Dealer, be filed with and approved by the appropriate securities agencies and bodies and with FINRA. Any and all Approved Sales Literature did not or will not, at the time provided for use, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Such sales literature shall be categorized as either: (i) “Broker/Dealer Use Only” educational materials, which are, for purposes of this Agreement, materials prepared for or by the Company for the sole purpose of educating the Managing Broker-Dealer or Soliciting Dealers, as the case may be, in preparation to solicit sales of the Preferred and shall not be used with members of the general investing public (collectively, “B/D Use Only Approved Sales Literature”), or (ii) “Investor” sales materials, which are, for purposes of this Agreement, materials prepared for or by the Company and may be used by the Managing Broker-Dealer or Soliciting Dealers, as the case may be, with members of the general investing public (collectively, “Investor Use Approved Sales Literature” and, together with the B/D Use Only Approved Sales Literature, the “Approved Sales Literature”). Although it is believed that the information contained in the Approved Sales Literature will not conflict with any of the Information set forth in the Prospectus, the Approved Sales Literature will not purport to be complete, and should not be considered as a part of the Prospectus, or as incorporated in the Prospectus by reference, or as forming the basis of the Offering.

5

4.            Covenants of the Managing Broker-Dealer. The Managing Broker-Dealer hereby agrees that:

4.1          The Managing Broker-Dealer will use “best efforts” in the offering, sale and distribution of the Preferred. The Managing Broker-Dealer may offer the Preferred as an agent, but all sales shall be made by the Company acting through the Managing Broker-Dealer as an agent, and not by Managing Broker-Dealer as a principal. The Managing Broker-Dealer shall have no authority to appoint any person or other entity as an agent or sub-agent of the Managing Broker-Dealer or the Company, except to appoint Soliciting Dealers not objectionable to the Company in its sole and absolute discretion. The Managing Broker-Dealer will not enter into soliciting dealer agreements, however denominated, with other Soliciting Dealers without first providing the Company with a meaningful opportunity to review and comment on the same; provided, however, that the Managing Broker-Dealer will not be required to provide the Company with an opportunity to review and comment on a soliciting dealer agreement the form of which has been earlier received, reviewed and commented upon by the Company.

4.2          Within the shorter of the time during which a Prospectus relating to the Preferred is required to be delivered under the Securities Act or the term of this Agreement, the Managing Broker-Dealer will comply with all requirements imposed upon it by the Securities Act, so far as is necessary to permit the continuance of sales of or dealings in the Preferred as contemplated by the provisions hereof and the Prospectus. If, during the shorter of such period or the term of this Agreement, to the Managing Broker-Dealer’s actual knowledge, any event or change occurs that could reasonably be considered material to the Offering or that causes any of the representations and warranties of the Managing Broker-Dealer contained herein to be untrue in any material respect, or as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing not misleading, or if, during such period, to the Managing Broker-Dealer’s actual knowledge, it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, then the Managing Broker-Dealer will promptly notify the Company, and, if necessary, use reasonable efforts to assist the Company in amending the Registration Statement or supplementing the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

4.3          The Managing Broker-Dealer shall make no representations to any prospective investor or purchaser other than those contained in the Registration Statement, and will not allow any other written materials to be used to describe the potential investment to prospective purchasers or investors other than the Registration Statement and Approved Sales Literature.

6

4.4          For sales made directly, the Managing Broker-Dealer will limit the Offering to persons whom the Managing Broker-Dealer has reasonable grounds to believe meet appropriate financial suitability standards per FINRA Rule 2111 and 2090, together with any other purchaser suitability requirements set forth in the Prospectus. In addition, the Managing Broker-Dealer will require through a Soliciting Dealer Agreement that each Soliciting Dealer will limit the Offering to persons whom the Soliciting Dealer has reasonable grounds to believe meet appropriate financial suitability standards per FINRA Rule 2111 and 2090, together with any other purchaser suitability requirements set forth in the Prospectus.

4.5          The Managing Broker-Dealer, in coordination with the Company, will request and arrange for the Company to send to Soliciting Dealers all necessary due diligence materials as well as Registration Statements and Prospectuses, supplements thereto, marketing materials, and support Soliciting Dealers regarding the Company and the Offering.

4.6          The Managing Broker-Dealer, directly or indirectly through Soliciting Dealers, will provide each prospective investor or purchaser with a copy of the Prospectus and supplements thereto during the course of the Offering, and before a related sale, advise each such prospective purchaser at the time of the initial offering to him or her that the Company and/or its agents and consultants will, during the course of the Offering and prior to any sale, afford said purchaser and his or her purchaser representative, if any, the opportunity to ask questions of and to receive answers from the Company and/or its agents and consultants concerning the terms and conditions of the Offering and to obtain any additional information, which information is possessed by the Company or may be obtained by it without unreasonable effort or expense and which is necessary to verify the accuracy of the information contained in the Prospectus.

4.7          For sales made directly, the Managing Broker-Dealer shall maintain in its files, for a period of six years following the Offering Termination Date, documents disclosing the basis upon which the above determination of suitability was reached as to each purchaser. In addition, the Managing Broker-Dealer will require through a Soliciting Dealer Agreement that each Soliciting Dealer maintain in its files, for a period of six years following the Offering Termination Date, documents disclosing the basis upon which the above determination of suitability was reached as to each purchaser of the Soliciting Dealer.

4.8          The Managing Broker-Dealer will comply, and will require under a Soliciting Dealer Agreement that other Soliciting Dealers comply, in all respects with the subscription procedures and plan of distribution set forth in the Prospectus.

4.9          In the event the Managing Broker-Dealer receives any customer funds for the purchase of the Preferred, the Managing Broker- Dealer will transmit such customer funds, not later than noon of the next business day following receipt of such funds, to such account as determined by the Company pursuant to the Subscription Agreement of each potential purchaser of Preferred.

4.10        When any Soliciting Dealers are utilized in the Offering, the Managing Broker-Dealer agrees to cause such Soliciting Dealers to comply with all of the obligations of the Managing Broker-Dealer set forth in this Agreement (including the obligations set forth in this Article 4), as if such Soliciting Dealers were a party to this Agreement. In this regard, the Managing Broker-Dealer will provide each Soliciting Dealer with a true, correct and complete copy of this Agreement and will obtain the written acknowledgment and agreement of each Soliciting Dealer to abide by the obligations contained herein.

7

4.11        In the event the Company has paid the Managing Broker-Dealer any compensation or expense reimbursements under this Agreement, the Managing Broker-Dealer shall be obligated to pay all Soliciting Dealers from such funds on the next business day following the receipt of such funds from the Company. For purposes of this Agreement, “receipt of such funds” shall mean such funds that have cleared normal banking channels and have been settled in the form of cash in the Managing Broker Dealer’s bank account.

4.12        The Managing Broker-Dealer agrees to allow Company wholesalers to maintain necessary licensing with the Managing Broker-Dealer and to receive sales compensation related to the Offering. Notwithstanding the foregoing, the Managing Broker-Dealer shall have the right to refuse any wholesaler in its sole discretion.

5.            Representations and Warranties of the Managing Broker-Dealer. The Managing Broker-Dealer hereby represents and warrants to the Company as follows:

5.1          The Managing Broker-Dealer (i) has been duly organized, is validly existing and in good standing in the State or California, (ii) has qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (iii) has full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement. The Managing Broker-Dealer is a member in good standing of FINRA.

5.2          The Managing Broker-Dealer has full power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Managing Broker-Dealer and is a valid and binding agreement on the part of the Managing Broker-Dealer, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) any material agreement to which the Managing Broker-Dealer is a party or by which it or its properties may be bound; (ii) the articles or certificate of formation or operating agreement of the Managing Broker-Dealer; or (iii) any applicable law, order or Governmental Rules.

5.3          The Managing Broker-Dealer has obtained all governmental consents, licenses, approvals and authorizations, registrations and declarations which are necessary for the execution, delivery, performance, validity and enforceability of the Managing Broker-Dealer’s obligations under this Agreement. The Managing Broker-Dealer is a registered broker-dealer in good standing under the appropriate laws and regulations of each of the states in which offers or solicitations of offers to subscribe for the Preferred will be made by the Managing Broker-Dealer (or is exempt from such registration).

8

5.4          There are no actions, suits or proceedings pending or, to the knowledge of the Managing Broker-Dealer, threatened against or affecting the Managing Broker-Dealer, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement, or which will, if determined adversely to the Managing Broker-Dealer, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect the Managing Broker-Dealer’s ability to perform its obligations under this Agreement. The Managing Broker Dealer is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

5.5          The Managing Broker-Dealer has obtained all necessary consents, approvals, waivers and notifications of creditors, lessors and other nongovernmental persons in connection with the execution and delivery of this Agreement, and the consummation of all the transactions herein contemplated.

5.6          The Managing Broker-Dealer Disclosure Statements in the Prospectus (as amended or supplemented, if the Company shall have filed with the SEC any amendment thereof or supplement thereto) will not and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. For purposes of this Agreement, the “Managing Broker-Dealer Disclosure Statements” means any statements or disclosures included within or the subject of the Registration Statement or the Prospectus, which, when filed with the SEC and at all times subsequent thereto, are either (i) included within the disclosure under the heading “Plan of Distribution” in the Prospectus, or (ii) based upon and conform to written information relating to the Managing Broker-Dealer furnished in writing to the Company by the Managing Broker-Dealer specifically for use in the preparation of the Prospectus, or any supplement to the Prospectus, with respect to any of which the Managing Broker-Dealer shall have the rights set forth in Section 3.1.

5.7          The Managing Broker-Dealer has operated and is operating in material compliance with all authorizations, licenses, certificates, consents, permits, approvals and orders of and from all state, federal and other governmental regulatory officials and bodies necessary to conduct its business as contemplated by and described in this Agreement, all of which are, to the Managing Broker Dealers knowledge, valid and in full force and effect. The Managing Broker-Dealer is conducting its business in substantial compliance with all applicable laws and Governmental Rules of the jurisdictions in which it is conducting business, and the Managing Broker Dealer is not in material violation of any applicable laws or Governmental Rules.

5.8          The Managing Broker-Dealer has not distributed, and will not distribute prior to the completion of the Offering, any offering material, in connection with the Offering, other than the Prospectus, the Registration Statement, the incorporated documents, Approved Sales Literature and other materials, if any, permitted by and in compliance with the Securities Act.

9

6.            Conditions.

6.1          The obligation of the Managing Broker-Dealer to sell the Preferred on a best-efforts basis as provided herein shall be subject to the accuracy of the representations and warranties of the Company hereunder, to the performance by the Company of its obligations hereunder, and to the satisfaction of the following additional conditions:

(a)            The Registration Statement shall be effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Managing Broker-Dealer, threatened by the SEC or any state securities commission or similar regulatory body. Any request by the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Managing Broker- Dealer.

(b)            The Managing Broker-Dealer shall have received from the Company a certificate, dated as of the initial date of effectiveness of the Registration Statement (the “Initial Effective Date”), of an executive officer of the Company, as to: (i) the accuracy of the representations and warranties of the Company in this Agreement, compliance by the Company with all the agreements and satisfaction of all the conditions to be performed or satisfied by the Company under this Agreement; (ii) the absence of any stop order or similar order or related proceedings; and (iii) the absence of any material adverse change in the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries taken as a whole or might materially and adversely affect its properties, assets or rights, except as contemplated in the Prospectus or related documents.

(c)            The Managing Broker-Dealer shall have received a certificate of Secretary of the Company (or other officer of the Company), dated as of the Initial Effective Date, certifying as to (i) the certificate of incorporation and bylaws of the Company, and (ii) the resolutions of the Board of Directors of the Company relating to the preparation and signing of the Registration Statement and this Agreement, the issuance and sale of the Preferred and other related matters. The Managing Broker-Dealer may waive in writing the performance of any one or more of the conditions specified in this Section or extend the time for their performance. If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, and if the fulfillment of said condition has not been waived by the Managing Broker-Dealer, then this Agreement and all obligations of the Managing Broker-Dealer hereunder may be canceled at, or at any time prior to, the Initial Effective Date by the Managing Broker-Dealer.

7.            Compensation. Subject to Section 12, as compensation for services rendered by the Managing Broker Dealer hereunder, the Managing Broker-Dealer will be entitled to receive from the Company the following:

7.1          A “Dealer-Manager Fee” of 0.40% of aggregate gross offering proceeds based upon the principal amount of every Preferred sold during the term of the Agreement excluding shares purchased via the dividend re-investment plan.

7.2          A “Selling Commission” of 6.0% of aggregate gross offering proceeds based upon the principal amount of every Preferred sold directly by the Managing Broker-Dealer excluding shares purchased via the dividend re-investment plan.

7.3          A “Wholesale Commission” of 0.50% of gross offering proceeds that the Company may agree to pay certain specified wholesalers of the Preferred sold excluding and shares purchased via the dividend re-investment plan but subject in all cases to the limitations prescribed in Section 7.7.

10

7.4          A “Non-Accountable Expense Allowance” of up to 0.60% of gross offering proceeds which may be re-allowed to Soliciting Dealers as determined via a Soliciting Dealer Agreement.

7.5          “Non-Cash Compensation” of up to 0.10% of gross offering proceeds.

7.6          Any and all Dealer-Manager Fees, Commissions, Wholesale Commissions, Non-Accountable Expense Allowance and Non-Cash Compensation (collectively, the “Fees”), together with any expenses reimbursable pursuant to Section 8 below, shall be payable regularly once every two weeks.

7.7          The Company shall pay all Fees and Accountable Expenses (as defined in Section 8) as directed on any invoice provided by the Managing Broker-Dealer, and the Managing Broker-Dealer shall, with respect to any disputes arising among or between the Managing Broker-Dealer and any Soliciting Dealers or any wholesalers, hold the Company harmless for any such payments made as directed on such invoices.

7.8          Notwithstanding anything else to the contrary contained in this Agreement, under no circumstance will the aggregate of all Dealer-Manager Fees, Selling Commissions, Wholesale Commissions, Non-Accountable Expenses, Accountable Expenses as discussed in Section 8 and non-transaction-based and non-cash selling compensation (collectively, the “Total Compensation”), exceed Eight Percent (8.00%) of gross offering proceeds. The Company shall prepare comprehensive sales data and e-mail such data to the Managing Broker-Dealer every two weeks, five days before each payment date for any Fees. The Managing Broker-Dealer shall use such data to constantly calculate and insure that the Total Compensation paid to the Managing Broker-Dealer and Soliciting Dealers does not exceed Eight Percent (8.00%) of gross offering proceeds. The Managing Broker-Dealer will create an invoice for Fees, which shall be presented to the Company at least two days before each payment date for Fees. The Managing Broker-Dealer shall have the right to actively advise Company as to how to remedy the Offering variables if the Total Compensation paid at any given time is over Eight Percent (8.00%) of gross offering proceeds, and Company agrees to work in cooperation with the Managing Broker-Dealer until such time the remedy begins to work. The Company and the Managing Broker-Dealer will, in good faith and in a timely manner, negotiate any dispute relating to any Fees or any other amounts payable hereunder. Disputes that cannot be resolved by discussion will be resolved through FINRA binding arbitration.

8.            Accountable Expenses. Subject to Section 13, the Company will reimburse the Managing Broker-Dealer and Soliciting Dealers for their expenses, on an accountable basis, in an amount up to 0.40% of the gross offering proceeds from the sale of Preferred, subject to the limitation set forth in Section 7.8. The accountable expenses reimbursable under this Section 8 are referred to as “Accountable Expenses.” The Company and Managing Broker-Dealer shall work proactively with each other to ensure that each are timely informed of all Accountable Expenses and commitments to pay such expenses as they are made. Accountable Expenses shall be payable in the same manner and on the same terms as Fees are payable under Section 7.

11

9.            INTENTIONALLY OMITTED.

10.          Company Expenses. The Company will pay all fees and expenses incident to the performance of its obligations under this Agreement. Without limiting the foregoing, the Company’s obligations hereunder to pay for expenses will include, but not be limited to, the payment of:

(a)           any SEC filing or registration fees;

(b)           expenses of printing the Registration Statement, the Prospectus and any amendment or supplement thereto and the expense of furnishing to the Managing Broker-Dealer copies of the Registration Statement, the Prospectus and any amendment or supplement thereto, all sales materials and any other documents in connection with the Offering, purchase, sale and delivery of the Preferred as herein provided;

(c)           fees and expenses of the Company’s accountants and counsel in connection with the Offering;

(d)           the FINRA filing fee;

(e)           all state Blue Sky registration fees;

(f)            all DTC fees associated with the Offering;

(g)           all transfer agent fees associated with the Offering; and

(h)           all of the Company’s other own expenses in connection with the Offering, including, but not limited to, the salaries, travel expenses and similar expenses of Company employees and personnel incurred in connection with the Offering.

11.          Offering. The Offering of Preferred shall be at and upon the terms and conditions set forth in the Registration Statement and the exhibits and appendices thereto and any amendments or supplements thereto.

12.          Conditions to Payment of Fees and Expense Reimbursements.

12.1        No selling commissions, allowances, reimbursements or other compensation will be payable with respect to any subscriptions for the Preferred that are rejected by the Company, or if the Company terminates the Offering for any reason whatsoever or for no reason. No selling commissions, allowances, reimbursements or other compensation will be payable by the Company with respect to any sale of the Preferred unless and until such time as the Company has received the total proceeds of any such sale.

12.2        With the exception of the expenses described in Section 10, all attorneys’ fees and all other costs and expenses incurred by the Managing Broker-Dealer in the performance of any obligations hereunder, including but not limited to expenses otherwise related to the Offering, shall be the sole and exclusive responsibility of the Managing Broker-Dealer unless otherwise approved by the Company and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

12

12.3        No Dealer-Manager Fee will be payable with respect to any subscriptions for the Preferred that are sold to non-U.S. investors unless otherwise agreed in writing by the Company.

13.          Indemnification of the Managing Broker-Dealer.

13.1        Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless (i) the Managing Broker- Dealer, each Soliciting Dealer, their affiliates and each of their respective officers, directors, owners, members, managers, partners, employees, agents and (ii) each person, if any, who controls the Managing Broker-Dealer and Soliciting Dealer (all of the foregoing persons described in clauses (i) and (ii) being collectively referred to as the “Selling Parties”), against any and all loss, liability, claim, damage and expense (including reasonable legal and other expenses incurred in investigation and defending such claims or liabilities) whatsoever arising out of or based upon the following:

(a)            Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (Including any post-effective amendment or supplement thereto), in any Approved Sales Literature, or in any application or other document filed in any jurisdiction in order to qualify or register the Preferred in connection with the Offering (in all cases, other than Managing Broker-Dealer Disclosure Statements);

(b)            The omission or alleged omission from the Registration Statement, in any Approved Sales Literature, or in any application or other document filed in any jurisdiction in order to quality or register the Preferred in connection with the Offering of a material fact required to be stated therein or necessary to make the statements therein not misleading (in all cases, other than omissions from Managing Broker-Dealer Disclosure Statements);

(c)            Any verbal or written representations in connection with the Offering made by the Company or its agents (other than by the Managing Broker-Dealer, the Soliciting Dealers, or any of their respective employees or affiliates), employees or affiliates in violation of the Securities Act, or any other applicable federal or state securities laws and regulations; or

(d)            A material inaccuracy in a representation or warranty contained herein by the Company, a material breach by the Company of any term, condition, representation, warranty or covenant of this Agreement, or a material failure by the Company to comply with state or federal securities laws and regulations applicable to the Offering (in all cases, other than with respect to included or omitted Managing Broker-Dealer Disclosure Statements).

13.2        If any action (including any third-party action) is brought against the Managing Broker-Dealer or Soliciting Dealer in respect of which indemnity may be sought hereunder, the Managing Broker-Dealer, upon obtaining actual knowledge of such action shall promptly notify the Company in writing of the institution of such action.

13

13.3        Upon proper notice from an indemnified Selling Party, the Company will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel who shall be reasonably satisfactory to the indemnified party, at the Company’s sole cost and expense. After notice from the Company of its election to assume the defense thereof, the Company will not be liable to the Selling Party under Section 13.1 for any legal or other expenses subsequently incurred by such Selling Party in connection with the defense thereof; provided, however, that if the defendants in any such action include both a Selling Party and the Company, and the Selling Party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the Company, then the Selling Party or Parties shall have the right to select one separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on their behalf, in which event the fees and expenses of such separate counsel shall be borne by the Company. In no event shall the Company be liable for fees and expenses of more than one counsel for each Selling Party separate from the Company’s own legal counsel. The Company shall not be liable to any Selling Party on account of any settlement of any claim or action effected without the consent of such Selling Party.

13.4        The Company agrees to promptly notify the Managing Broker-Dealer of the commencement of any litigation or proceedings against the Company, or any of its officers, directors, employees or agents in connection with the issuance and sale of Preferred, or in connection with the Registration Statement

13.5        The indemnity provided to the Selling Parties pursuant to this Section 13 shall not apply to any such person or entity to the extent that any loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Selling Parities or any of their respective agents; provided, that indemnification shall apply to the extent that the untrue statement or alleged untrue statement in question is contained in the Registration Statement (including any post-effective amendment or supplement thereto), or in any application or other document filed in any jurisdiction in order to qualify or register the Preferred in connection with the Offering

14.          Indemnification of the Company.

14.1        Subject to the conditions set forth below, the Managing Broker-Dealer agrees to indemnify and hold harmless: (i) the Company, (ii) its directors, officers, employees and agents, and (iii) each person, if any, who controls the Company and its own directors, officers, owners, employees, agents, and each of their respective attorneys and accountants (all of the foregoing persons described in clauses (i) through (iii) being collectively referred to as the “Company Parties”), against any and all loss, liability, claim, damage and expense whatsoever arising out of or based upon:

(a)            Any unauthorized verbal or written representations in connection with the Offering made by the Managing Broker-Dealer (other than by the Company or its employees or agents), or its employees or agents (including any Soliciting Dealers) in violation of the Securities Act or any other applicable federal or state securities laws and regulations;

(b)            The material breach by the Managing Broker-Dealer of any term, condition, representation, warranty, or covenant of this Agreement, other than those breaches committed in reliance on any violation by the Company hereof; or

14

(c)            Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement and comprising a Managing Broker-Dealer Disclosure Statement, or any omission or alleged omission from the Registration Statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, which omission or alleged omission related to a Managing Broker-Dealer Disclosure Statement.

14.2        If any action (including any third-party action) is brought against a Company Party in respect of which indemnity may be sought hereunder, the Company shall promptly notify the Managing Broker-Dealer in writing of the institution of such action.

14.3        Upon proper notice from an indemnified Company Party, the Managing Broker-Dealer will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel who shall be reasonably satisfactory to the indemnified party. After notice from the Managing Broker-Dealer of its election to assume the defense thereof, the Managing Broker-Dealer will not be liable to the Company Party under Section 14.1 for any legal or other expenses subsequently incurred by such Company Party in connection with the defense thereof; provided, however, that if the defendants in any such action include both a Company Party and the Managing Broker-Dealer, and the Company Party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the Managing Broker-Dealer, then the Company Party or Parties shalt have the right to select one separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on their behalf, in which event the fees and expenses of such separate counsel shall be borne by the Managing Broker-Dealer, in no event shall the Managing Broker-Dealer be liable for fees and expenses of more than one counsel for each Company Party separate from the Managing Broker-Dealer’s own legal counsel. The Managing Broker-Dealer shall not be liable to any Company Party on account of any settlement of any claim or action effected without the consent of such Company Party.

14.4        The Managing Broker-Dealer agrees to promptly notify the Company of the commencement of any litigation or proceedings against the Managing Broker-Dealer or any of the Managing Broker-Dealer’s officers, directors, partners, affiliates, or agents in connection with the offer or sale of Preferred or in connection with the Registration Statement.

14.5        The indemnity provided to the Company Parties shall not apply to any such person or entity to the extent that any loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Company or any of its agents (or a Company Party).

14.6        The Managing Broker-Dealer agrees to require that each Soliciting Dealer enter into an agreement (i) providing indemnity to the Company consistent with the indemnity provided by the Managing Broker-Dealer pursuant to the provisions of this Section 14, and (ii) containing an express third-party beneficiary clause permitting the Company to rely on and enforce such indemnity.

15

15.          Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Sections 13 and 14 is for any reason held to be unavailable from the Company, the Managing Broker-Dealer or a Soliciting Dealer, as the case may be, the Company, the Managing Broker-Dealer and the Soliciting Dealer, shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amount as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the Company, the Managing Broker-Dealer or such Soliciting Dealer, in connection with the events described in Sections 13 and 14, as the case may be, which resulted in such losses, liabilities, claims damages or expenses, as well as any other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Managing Broker-Dealer or a Soliciting Dealer, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such omission or statement. Any persons entitled to indemnification hereunder shall be entitled to receive, from a party obligated to indemnify under Section 13 or 14, contribution hereunder.

16.          Representations and Agreements to Survive Sale and Payment. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at and as of the Offering Termination Date, and such representations, warranties and agreements by the Managing Broker-Dealer or the Company, including the indemnification and contribution covenants contained herein, shall remain operative and in full force and effect regardless of any investigation made by the Managing Broker-Dealer or the Company and/or any controlling person, and shall survive the sale of and payment for Preferred.

17.          Costs of Offering. Except for the compensation payable to the Managing Broker-Dealer described in Section 7, the expense reimbursements described in Section 8, and the Company’s own expenses generally described in Section 10, the Managing Broker-Dealer will pay all of its own costs and expenses, including but not limited to all expenses necessary for the Managing Broker-Dealer to remain in compliance with any applicable federal, state or FINRA laws, rules or regulations in order to participate in the Offering as a broker-dealer, and the fees and costs of the Managing Broker-Dealer’s legal counsel. The Company agrees to pay all other expenses incident to the performance of its respective obligations hereunder, including all expenses incident to filings with federal and state regulatory authorities and to the exemption of Preferred under federal and applicable state securities laws, including fees and disbursements of the Company’s counsel, all costs of reproduction and distribution of the Prospectus and any amendment or supplement thereto, and all costs of attorneys’ fees and other expenses.

18.          Termination. This Agreement is terminable by any party only “for cause” before the end of the 13th month following effectiveness of the Registration Statement, and without cause thereafter. Cause shall be defined as: (a) the failure of the Managing Broker-Dealer to provide the services set forth in this Agreement, or any breach by the Managing Broker-Dealer of any of its representations or warranties set forth in this Agreement; or (b) the receipt by the Managing Broker-Dealer or the Company of a regulatory notice from FINRA or the SEC that makes either party incapable of fulfilling their respective duties hereunder without harming the reputation of the other party. Nevertheless, for clarity, the Company will always have the right to terminate the Offering.

16

Any termination under this Section shall not affect the indemnification agreements set forth in Sections 13 and 14, or the contribution obligations under Section 15. In the event that the Company terminates the Managing Broker-Dealer pursuant to paragraph (a) or (b) above, the Company shall reimburse the Managing Broker-Dealer for any expenses that are otherwise reimbursable hereunder and pay all commissions to which the Managing Broker-Dealer is or becomes entitled under this Agreement at such time as the commissions become payable until the date of such termination.

19.          Confidentiality. The Managing Broker-Dealer agrees that all non-public information pertaining to the Company, including but not limited to the Soliciting Dealers, compensation, wholesalers. business plans, employee lists, financial statements of the Company and its subsidiaries and affiliates (collectively, the “Confidential Information”) will be held by the Managing Broker-Dealer in confidence and solely for use of the Managing Broker-Dealer’s personnel, clients and advisors of clients, in the course of performing the obligations of the Manager Broker-Dealer hereunder, and will not be provided to any other persons or entities without the prior written approval of the Company. Any parties receiving Confidential Information from the Managing Broker-Dealer, including any Soliciting Dealers, must expressly agree in writing to be bound by the restrictions set forth in this Section (with an express third-party beneficiary clause permitting the Company to rely on and enforce the same); provided, however, that Confidential Information shall not include information that (i) is or becomes publicly available other than as a result of acts by the Managing Broker-Dealer in breach of this Agreement, (ii) is in the Managing Broker-Dealer’s possession prior to disclosure by the Company or is independently derived by the Managing Broker-Dealer without the aid, application or use of the Confidential Information, (iii) is disclosed to the Managing Broker-Dealer by a third party on a non-confidential basis that the Managing Broker- Dealer did not know was subject to, or bound by, confidentiality obligations with respect to, or (iv) the Managing Broker-Dealer determines is required to be disclosed by Governmental Rules.

20.          Governing Law. This Agreement shall be governed by, subject to and construed in accordance with, the internal laws of the State of Delaware without regard to its conflicts-of-law provisions.

21.          Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (a) the remainder of this Agreement shall be considered valid and operative and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

22.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same instrument.

23.          Modifications or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

24.          Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Managing Broker-Dealer, shall be mailed or delivered to Emerson Equity LLC, 155 Bovet Rd, San Mateo, CA 94402; and if sent to the Company shall be mailed or delivered to 220 South Sixth Street, Suite 1200, Minneapolis, MN SS402. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto or, if mailed, on the third day after mailing by both first class U.S. mail and certified U.S. mail with return receipt requested.

17

25.          Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained: provided, however, that the provisions of Sections 13, 14 and 15 are also intended for the benefit of the Selling Parties and Company Parties, as applicable, although the provisions of any such Section may be amended without the consent of any such Persons. Neither party may assign any of its hereunder, or delegate any of its duties hereunder, without the prior and express written consent of the other party.

26.          Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

27.          Attorney’s Fees. Except as set forth in Sections 13 and 14 hereof, if any legal action or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement each party shall be responsible for paying its own attorneys’ fees.

28.          Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

18

[Signature Page to Managing Broker-Dealer Agreement]

If the foregoing correctly sets forth the understanding between the Company and the Managing Broker-Dealer, please so indicate in the space provided below for that purpose, and return one of the signed.

Very truly yours,

GWG HOLDINGS, INC.

a Delaware corporation

By:	/s/ Jon Sabes
Jon Sabes
Chief Executive Officer

AGREED AND ACCEPTED:

EMERSON EQUITY LLC

a California limited liability company

By:	/s/ Brent Barton
Brent Barton
Executive Vice President-MBD Services